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                                                                 Exhibit 23.3

                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this prospectus and registration statement of IMC Global Inc. on Post-Effective Amendment No. 2 on Form S-3 to Form S-4 of our report dated August 14, 1997, on our audits of the consolidated financial statements of Harris Chemical Group, Inc. as of March 29, 1997 and March 30, 1996, and for the years ended March 29, 1997, March 30, 1996, and March 25, 1995, which report is included in IMC Global Inc.'s Form 8-K/A which was filed with the Securities and Exchange Commission on June 15, 1998.

We also consent to the incorporation by reference in this prospectus and registration statement of IMC Global Inc. on Post-Effective Amendment No. 2 on Form S-3 to Form S-4 of our report dated September 8, 1998, on our audits of the consolidated financial statements of Harris Chemical Group, Inc. as of March 28, 1998 and March 29, 1997, and for the years ended March 28, 1998, March 29, 1997, and March 30, 19986, which report is included in IMC Global Inc.'s Form 8-K/A which was filed with the Securities and Exchange Commission on September 16, 1998. We also consent to the reference to our firm under the caption "Experts".



Kansas City, Missouri                   /s/ Pricewaterhouse Coopers LLP
November 19, 1998                       ------------------------------------
                                        PricewaterhouseCoopers LLP